Exhibit 10.1

PEERLESS MFG. CO.

2007 STOCK INCENTIVE PLAN

PEERLESS MFG. CO.

2007 Stock Incentive Plan

1. Purpose.  The purpose of this 2007 Stock Incentive Plan is to attract and retain directors, officers and other key employees of Peerless Mfg. Co. and its Subsidiaries and to provide to such persons incentives and rewards for performance.

2. Definitions.  As used in this Plan,

(a) “Board” means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 8 of this Plan, such committee (or subcommittee).

(b) “Change of Control” has the meaning provided in Section 10 of this Plan.

(c) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(d) “Common Stock” means Common Stock, par value $1.00 per share, of the Company or any security into which such shares of Common Stock may be changed by reason of any transaction or event of the type referred to in Section 9 of this Plan.

(e) “Company” means Peerless Mfg. Co., a Texas corporation, and its successors.

(f) “Covered Employee” means a Participant who is, or is determined by the Board to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

(g) “Date of Grant” means the date specified by the Board on which a grant of Option Rights, Performance Shares, Performance Units, or a grant or sale of Restricted Stock or Restricted Stock Units, will become effective (which date will not be earlier than the date on which the Board takes action with respect thereto).

(h) “Director” means a member of the Board.

(i) “Effective Date” means the date immediately following the date that this Plan is approved by the shareholders of the Company.

(j) “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence that sets forth the terms and conditions of Option Rights, Performance Shares or Performance Units granted, or a grant or sale of Restricted Stock or Restricted Stock Units. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and need not be signed by a representative of the Company or a Participant.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(l) “Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

(m) “Incumbent Directors” means the individuals who, as of the Effective Date, are Directors of the Company and any individual becoming a Director subsequent to the date thereof whose election, nomination for election by the Company’s shareholders, or appointment, was approved by a vote of at least two-thirds of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual’s election or appointment to the Board occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(n) “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Board, Option Rights, Restricted Stock, Restricted Stock Units or dividend credits pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other companies. The Management Objectives applicable to any award to a Covered Employee will be based on specified levels of or growth in one or more of the following criteria:

(i) Appreciation in value of shares;

(ii) Total shareholder return;

(iii) Earnings per share;

(iv) Operating income;

(v) Net income;

(vi) Pretax earnings;

(vii) Earnings before interest, taxes, depreciation and amortization;

(viii) Pro forma net income;

(ix) Return on equity;

(x) Return on designated assets;

(xi) Return on capital;

(xii) Economic value added;

(xiii) Revenues;

(xiv) Expenses;

(xv) Operating profit margin;

(xvi) Operating cash flow;

(xvii) Free cash flow;

(xviii) Cash flow return on investment;

(xix) Operating margin or net profit margin; or

(xx) Any of the above criteria as compared to the performance of a published or a special index deemed applicable by the Board, including, but not limited to, the Standard & Poor’s 500 Stock Index.

If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Board may in its discretion modify such Management Objectives or the related level or levels of achievement, in whole or in part, as the Board deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Board will not make any modification of the Management Objectives or the level or levels of achievement with respect to such Covered Employee.

(o) “Market Value Per Share” means, as of any particular date, the average of the highest and lowest reported sales prices of the Common Stock during normal trading hours on the Nasdaq Global Market System or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed. If there is no regular public trading market for such Common Stock, the Market Value Per Share of the Common Stock shall be determined by the Board.

(p) “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(q) “Option Price” means the purchase price payable on exercise of an Option Right.

(r) “Option Right” means the right to purchase shares of Common Stock upon exercise of an option granted pursuant to Section 4 of this Plan.

(s) “Participant” means a person who is selected by the Board to receive benefits under this Plan and who is at the time a Director, officer or other employee of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant.

(t) “Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 7 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

(u) “Performance Share” means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 7 of this Plan.

(v) “Performance Unit” means a bookkeeping entry awarded pursuant to Section 7 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Board.

(w) “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

(x) “Plan” means The Peerless Mfg. Co. 2007 Stock Incentive Plan, as may be amended from time to time.

(y) “Restricted Stock” means shares of Common Stock granted or sold pursuant to Section 5 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfer has expired.

(z) “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 6 of this Plan.

(aa) “Restricted Stock Unit” means an award made pursuant to Section 6 of this Plan of the right to receive shares of Common Stock or cash at the end of a specified period.

(bb) “Subsidiary” means a corporation, company or other entity (i) at least 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but at least 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that (A) for purposes of determining whether a Participant may receive a grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, at least 50 percent of the total combined voting power represented by all classes of stock issued by such corporation, and (B) for purposes of determining whether a Participant may receive a grant of any other Option Rights, “Subsidiary” means any member of the Company’s controlled group described in Section 14(b).

(cc) “Voting Securities” means, at any time, (i) the securities entitled to vote generally in the election of Directors in the case of the Company, or (ii) the securities entitled to vote generally in the election of members of the board of directors or similar body in the case of another legal entity.

3. Shares Subject to this Plan.

(a) Maximum Shares Available Under Plan.

(i) Subject to adjustment as provided in Section 9 of this Plan, the number of shares of Common Stock that may be issued or transferred (A) upon the exercise of Option Rights; (B) as Restricted Stock and released from substantial risks of forfeiture thereof; (C) in payment of Restricted Stock Units; (D) in payment of Performance Shares or Performance Units that have been earned; or (E) in payment of dividend equivalents paid with respect to awards made under this Plan will not exceed in the aggregate 900,000 shares of Common Stock, plus any shares of Common Stock relating to awards that expire or are forfeited or are cancelled under this Plan. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii) Shares of Common Stock covered by an award granted under this Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant. Without limiting the generality of the foregoing, upon payment in cash of the benefit provided by any award granted under this Plan, any shares of Common Stock that were covered by that award will be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained herein: (A) shares of Common Stock tendered in payment of the Option Price of a Option Right shall not be added to the aggregate plan limit described above; (B) shares of Common Stock withheld by the Company to satisfy the tax withholding obligation shall not be added to the aggregate plan limit described above; and (C) shares of Common Stock that are repurchased by the Company with Option Right proceeds shall not be added to the aggregate plan limit described above.

(b) Life-of-Plan Limits.  Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment pursuant to Section 9 of this Plan:

(i) The aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed 900,000.

(ii) The aggregate number of shares of Common Stock issued as Restricted Stock (and released from substantial risks of forfeiture), Restricted Stock Units, Performance Shares or Performance Units shall not exceed 900,000.

(c) Individual Participant Limits.  Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment pursuant to Section 9 of this Plan:

(i) No Participant shall be granted Option Rights, in the aggregate, for more than 100,000 shares of Common Stock during any calendar year.

(ii) No Participant will be granted Restricted Stock or Restricted Stock Units that specify Management Objectives or Performance Shares, in the aggregate, for more than 100,000 shares of Common Stock during any calendar year.

(iii) Notwithstanding any other provision of this Plan to the contrary, in no event will any Participant in any calendar year receive an award of Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $2,000,000.

4. Option Rights.  The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase shares of Common Stock. Each such grant will be subject to all of the requirements contained in the following provisions:

(a) Each grant will specify the number of shares of Common Stock to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b) Each grant will specify an Option Price per share, which may not be less than the Market Value Per Share on the Date of Grant.

(c) Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of shares of Common Stock owned by the Optionee having a value at the time of exercise equal to the total Option Price, (iii) by a combination of such methods of payment, or (iv) by such other methods as may be approved by the Board.

(d) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

(e) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f) Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable. A grant of Option Rights may provide for the earlier exercise of such Option Rights in the event of retirement, death or disability of the Participant or a Change of Control.

(g) Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights. The grant of such Option Rights will specify that, before the exercise of such rights, the Board must determine that the Management Objectives have been satisfied.

(h) Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing.

(i) No Option Right will be exercisable more than 10 years from the Date of Grant.

(j) Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award shall be subject to this Plan and shall contain such terms and provisions, consistent with this Plan, as the Board may approve.

5. Restricted Stock.  The Board may also authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale will be subject to all of the requirements contained in the following provisions:

(a) Each such grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value Per Share at the Date of Grant.

(c) Each such grant or sale will provide that the Restricted Stock covered by such grant or sale that vests upon the passage of time will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period of not less than one year to be determined by the Board at the Date of Grant and may provide for the earlier lapse of such substantial risk of forfeiture as provided in Section 5(e) below or (i) with respect to shares of Restricted Stock granted to non-employee Directors, (ii) in the event of retirement, death or disability of the Participant or (iii) in the event of a Change of Control.

(d) Each such grant or sale will provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

(e) Any grant of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock and in addition, may provide for the earlier termination of these restrictions in the event of (i) the retirement, death or disability of the Participant or (ii) a Change of Control; provided, however, that restrictions relating to Restricted Stock that vests upon the achievement of Management Objectives may not terminate sooner than one year from the Date of Grant. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of Restricted Stock will specify that, before the termination or early termination of the restrictions applicable to such Restricted Stock, the Board must determine that the Management Objectives have been satisfied.

(f) Any such grant or sale of Restricted Stock may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional shares of Restricted Stock, which may be subject to the same restrictions as the underlying award.

(g) Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve. Unless otherwise directed by the Board, all certificates representing shares of Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares.

6. Restricted Stock Units.  The Board may also authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale will be subject to all of the requirements contained in the following provisions:

(a) Each such grant or sale will constitute the agreement by the Company to deliver shares of Common Stock or cash to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Board may specify. If a grant of Restricted Stock Units specifies that the Restriction Period will terminate upon the achievement of Management Objectives, such Restriction Period may not terminate sooner than one year from the Date of Grant; provided, however the Board may provide for the earlier termination of these restrictions in the event of (i) the retirement, death or disability of the Participant or (ii) a Change of Control. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock Units on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of such Restricted Stock Units will specify that, before the termination or early termination of the restrictions applicable to such Restricted Stock Units, the Board must determine that the Management Objectives have been satisfied.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value Per Share at the Date of Grant.

(c) If the Restriction Period lapses only by the passage of time, each such grant or sale will be subject to a Restriction Period of not less than one year, as determined by the Board at the Date of Grant, and may provide for the earlier lapse or other modification of such Restriction Period in the event of retirement, death or disability of the Participant or a Change of Control.

(d) During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Restricted Stock Units and will have no right to vote them, but the Board may at the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current, deferred or contingent basis, either in cash or in additional shares of Common Stock.

(e) Each grant or sale will specify the time and manner of payment of Restricted Stock Units that have been earned. Any grant or sale may specify that the amount payable with respect thereto may be paid by the Company in cash, in shares of Common Stock or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(f) Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve.

7. Performance Shares and Performance Units.  The Board may also authorize the granting of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives during the Performance Period. Each such grant will be subject to all of the requirements contained in the following provisions:

(a) Each grant will specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(b) The Performance Period with respect to each Performance Share or Performance Unit will be such period of time (not less than one year), commencing with the Date of Grant as will be determined by the Board at the time of grant which may be subject to earlier lapse or other modification in the event of retirement, death or disability of the Participant or a Change of Control.

(c) Any grant of Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives level or levels of achievement and will set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the level(s), but falls short of full achievement of the specified Management Objectives. The grant of Performance Shares or Performance Units will specify that, before the Performance Shares or Performance Units will be earned and paid, the Board must determine that the Management Objectives have been satisfied; provided, however the Board may provide for the earlier termination of these restrictions in the event of (i) the retirement, death or disability of the Participant or (ii) a Change of Control.

(d) Each grant will specify the time and manner of payment of Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in shares of Common Stock or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(e) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Board at the Date of Grant. Any grant of Performance Units may specify that the amount payable or the number of shares of Common Stock issued with respect thereto may not exceed maximums specified by the Board at the Date of Grant.

(f) The Board may at the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current, deferred or contingent basis, either in cash or in additional shares of Common Stock.

(g) Each grant of Performance Shares or Performance Units will be evidenced by an Evidence of Award and will contain such other terms and provisions, consistent with this Plan, as the Board may approve.

8. Administration of this Plan.

(a) This Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to the Compensation Committee of the Board or any other committee of the Board (or a subcommittee thereof), as constituted from time to time. To the extent of any such delegation, references in this Plan to the Board will be deemed to be references to such committee or subcommittee.

(b) The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive.

(c) To the extent permitted by Texas law, the Board may, from time to time, delegate to one or more officers of the Company the authority of the Board to grant and determine the terms and conditions of awards granted under this Plan. In no event shall any such delegation of authority be permitted with respect to awards to any executive officer or any other person subject to Section 162(m) of the Code.

9. Adjustments.  The Board shall make or provide for such adjustments in the numbers of shares of Common Stock covered by outstanding Option Rights, Restricted Stock Units, Performance Shares and Performance Units granted hereunder, in the Option Price, and in the kind of shares covered thereby, as the Board, in its sole discretion, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split- off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Board may also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Board in its sole discretion may determine is appropriate to reflect any transaction or event described in this Section 9; provided, however, that any such adjustment to the number specified in Section 3(b)(i) will be made only if and to the extent that such adjustment would not cause any option intended to qualify as an Incentive Stock Option to fail so to qualify.

10. Change of Control.  For purposes of this Plan, except as may be otherwise defined in an individual Participant’s Evidence of Award, a “Change of Control” shall mean the occurrence of any of the following events:

(a) the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the then outstanding Voting Securities of the Company; provided, however, that for purposes of this Section 10(a), the following acquisitions shall not constitute a Change of Control: (A) any acquisition by the Company or a Subsidiary of Voting Securities, (B) any acquisition of Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary or (C) any acquisition of Voting Securities by any Person pursuant to a Business Combination that complies with clauses (A), (B) and (C) of Section 10(c) below;

(b) a majority of the Board ceases to be comprised of Incumbent Directors;

(c) consummation of a reorganization, merger or consolidation, a sale or other disposition of all or substantially all of the assets of the Company or other transaction (each, a “Business Combination”), unless, in each case, immediately following the Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of Voting Securities immediately prior to the Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding Voting Securities of the entity resulting from the Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (other than the Company, such entity resulting from the Business Combination, or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Subsidiary or such entity resulting from the Business Combination) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then outstanding Voting Securities of the entity resulting from the Business Combination; provided, however, that no Person will be treated for purposes of this Section 10(c) as beneficially owning 50% or more of the Voting Securities of the entity resulting from the Business Combination solely as a result of the Voting Securities held in the Company prior to consummation of the Business Combination and (C) at least a majority of the members of the board of directors of the entity resulting from the Business Combination were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for the Business Combination; or

(d) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with clauses (A), (B) and (C) of Section 10(c) hereof.

11. Non U.S. Participants.  In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

12. Transferability.

(a) No Option Right granted under this Plan shall be transferable by the Participant except by will or the laws of descent and distribution. Except as otherwise determined by the Board, Option Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

(b) The Board may specify at the Date of Grant that part or all of the shares of Common Stock that are (i) to be issued or transferred by the Company upon the exercise of Option Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 5 of this Plan, will be subject to further restrictions on transfer.

13. Withholding Taxes.  To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Common Stock, and such Participant fails to make arrangements for the payment of tax, the Company shall withhold such shares of Common Stock having a value equal to the amount required to be withheld. Notwithstanding the foregoing, unless otherwise provided by the Board, when a Participant is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect to satisfy the obligation, in whole or in part, by electing to have withheld, from the shares required to be delivered to the Participant, shares of Common Stock having a value equal to the amount required to be withheld (except in the case of Restricted Stock where an election under Section 83(b) of the Code has been made), or by delivering to the Company other shares of Common Stock held by such Participant. The shares used for tax withholding will be valued at an amount equal to the Market Value Per Share of such Common Stock on the date the benefit is to be included in Participant’s income. In no event shall the Market Value Per Share of the shares of Common Stock to be withheld and/or delivered pursuant to this Section 13 to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld. Participants shall also make such arrangements as the Company may require for the payment of any withholding tax obligation that may arise in connection with the disposition of shares of Common Stock acquired upon the exercise of Option Rights.

14. Compliance with Section 409A of the Code.

(a) To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code. This Plan and any grants made hereunder shall be administrated in a manner consistent with this intent, and any provision that would cause this Plan or any grant made hereunder to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of Participants). Any reference in this Plan to Section 409A of the Code will also include any regulations or any other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) In order to determine for purposes of Section 409A of the Code whether a Participant is employed by a member of the Company’s controlled group of corporations under Section 414(b) of the Code (or by a member of a group of trades or businesses under common control with the Company under Section 414(c) of the Code) and, therefore, whether the shares of Common Stock that are or have been purchased by or awarded under this Plan to the Participant are shares of “service recipient” stock within the meaning of Section 409A of the Code:

(i) In applying Code Section 1563(a)(1), (2) and (3) for purposes of determining the Company’s controlled group under Section 414(b) of the Code, the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Code Section 1563(a)(1), (2) and (3); and

(ii) In applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses under common control with the Company for purposes of Section 414(c) of the Code, the language “at least

50 percent” is to be used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2.

(c) Notwithstanding any provision of this Plan to the contrary, to the extent an award shall be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of a Change of Control and such Change of Control does not constitute a “change in the ownership or effective control” or a “change in the ownership or a substantial portion of the assets” of the Company within the meaning of Section 409A(a)(2)(A)(v) of the Code, then even though such award may be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of the Change of Control or any other provision of this Plan, payment will be made, to the extent necessary to comply with the provisions of Section 409A of the Code, to the Participant the earliest of (i) the Participant’s “separation from service” with the Company (determined in accordance with Section 409A of the Code); provided, however, that if the Participant is a “specified employee” (within the meaning of Section 409A of the Code), the payment date shall be the date that is six months after the date of the Participant’s separation from service with the Company, (ii) the date payment otherwise would have been made in the absence of any provisions in this Plan to the contrary (provided such date is permissible under Section 409A of the Code), or (iii) the Participant’s death.

15. Effective Date.  This Plan will be effective as of the Effective Date. No grants will be made under the Peerless Mfg. Co. 1995 Stock Option and Restricted Stock Plan, as amended, and the 2001 Stock Option and Restricted Stock Plan, on or after the Effective Date.

16. Amendments.

(a) The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan (i) would materially increase the benefits accruing to Participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan or (iv) must otherwise be approved by the shareholders of the Company in order to comply with applicable law or the rules of the Nasdaq Stock Market or, if the shares of Common Stock are not traded on the Nasdaq Global Market System, the principal national securities exchange upon which the shares of Common Stock are traded or quoted, then, such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained.

(b) The Board will not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Right to reduce the Option Price. Furthermore, no Option Right will be cancelled and replaced with awards having a lower Option Price without further approval of the shareholders of the Company. This Section 16(b) is intended to prohibit the repricing of “underwater” Option Rights and will not be construed to prohibit the adjustments provided for in Section 9 of this Plan.

(c) If permitted by Section 409A of the Code, in case of termination of employment by reason of death, disability or normal or early retirement, or in the case of unforeseeable emergency or other special circumstances, of a Participant who holds an Option Right not immediately exercisable in full, or any shares of Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or who holds shares of Common Stock subject to any transfer restriction imposed pursuant to Section 12 of this Plan, the Board may, in its sole discretion, accelerate the time at which such Option Right, or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

(d) Subject to Section 16(b) hereof, the Board may amend the terms of any award theretofore granted under this Plan prospectively or retroactively, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Board will not make any modification of the Management Objectives or the level or levels of achievement with respect to such Covered Employee. Subject to Section 9 above, no such amendment shall impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

17. Termination.  No grant will be made under this Plan more than 10 years after the date on which this Plan is first approved by the shareholders of the Company, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

18. Governing Law.  This Plan and all grants and awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Texas.

19. Miscellaneous Provisions.

(a) The Company will not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

(b) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d) No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Board, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e) Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries shall not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder, except that no awards may be granted to an employee while he or she is absent on leave.

(f) No Participant shall have any rights as a shareholder with respect to any shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

(g) The Board may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(h) Participants shall provide the Company with a written election form setting forth the name and contact information of the person who will have beneficial ownership rights upon the death of the Participant.

(i) If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Board, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Board, it shall be stricken and the remainder of this Plan shall remain in full force and effect.